Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Newport Corporation:

(1)         Registration Statement (Form S-8 No. 333-105623) pertaining to the registration of 2,178,205 shares of common stock pursuant to the Amended and Restated Employee Stock Purchase Plan;

(2)         Registration Statement (Form S-8 No. 333-86268) pertaining to 1,087,541 shares of common stock related to certain Stock Option Grants outside of a plan;

(3)         Registration Statement (Form S-8 No. 333-74076) pertaining to 6,000,000 shares of common stock pursuant to the 2001 Stock Incentive Plan;

(4)         Registration Statement (Form S-8 No. 333-41090) pertaining to 5,687,318 shares of common stock pursuant to the 1992 Stock Incentive Plan, the 1999 Stock Incentive Plan and the Employee Stock Purchase Plan;

(5)         Registration Statement (Form S-8 No. 333-136182) pertaining to 6,000,000 shares of the 2006 Performance-Based Stock Incentive Plan;

(6)         Registration Statement (Form S-8 No. 333-180254) pertaining to 6,000,000 shares of the 2011 Stock Incentive Plan; and

(7)         Registration Statement (Form S-8 No. 333-187432) pertaining to 2,022,182 shares of the Employee Stock Purchase Plan.

of our report dated March 15, 2012 with respect to the consolidated financial statements of Ophir Optronics Ltd., which are included in the consolidated financial statements of Newport Corporation which appear in this Form 10-K of Newport Corporation filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kassierer	Tel-Aviv, Israel
A Member of Ernst & Young Global	March 13, 2014